UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2018

APOTHECA BIOSCIENCES, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55467	47-2055848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 Roosevelt Blvd, Suite 1000c Saint Petersburg, Florida	33716
(Address of principal executive offices)	(Zip Code)

(720) 370-3554

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 - Other Events

December 11, 2018, the Company appeared for a publicized hearing which was held before the Sixth Circuit Court in Pinellas County, Florida, Judge Jack Day presiding, for the purposes of obtaining a judicial declaratory judgment as to the Company’s status under the Securities laws for Rule 144 determination and other Securities matters, as to whether the Company has ever been a “Shell” Company under the Securities Laws. Pursuant to Chapter 86 of the Florida Statutes, the Company had filed the declaratory action so the Court could determine whether the Company had ever met the definition of being a shell company under Rule 405 of the Securities Act. The Company found this necessary so that all shareholders would be able to utilize Rule 144 for exemption from registration, as well as any other use of the Shell definition under the Securities Act.

At the hearing, the Court received evidence including corporate history, financials, SEC filings, other historical evidence, as well as relevant testimony. The Court entered an Order in the matter finding that the Company was not currently, nor had it ever been, a “Shell” company under the definition set forth under Rule 405, of the Securities Act; as well as for purposes of application of Rule 144 exemption from registration, and for any other application of the Shell definition under the Securities Act.

The Order of the Court as entered in the Sixth Circuit Court of Florida, Pinellas County under case number 2018-007747-CI is attached as an exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

01      The Order of the Court as entered in the Sixth Circuit Court of Florida

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOTHECA BIOSCIENCES IN

Date: January 14, 2018	By:	/s/ John Verghese
John Verghese Acting CEO